SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2006

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard
Milpitas, CA
95035
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Director Compensation Policy

On May 18, 2006, the Board of Directors of Adaptec, Inc. (the “Company”) approved amendments to the Company’s director compensation policy for non-employee directors, effective June 1, 2006. The amendments provide for the following changes in the cash compensation paid by the Company to its non-employee directors:  (1) an increase in the annual cash retainer from $3,000 to $6,500 per fiscal quarter, (2) a reduction in the per-meeting retainer from $4,000 to $3,000 for each Board meeting attended (either in person or by telephone); however, the Chairman of the Board may designate a given meeting as a $2,000-reduced-fee meeting and (3) the addition of a per-meeting retainer of $1,200 for each Board committee meeting attended that the chairman of the committee designates a formal meeting.

Fiscal 2007 Adaptec Incentive Plan

In addition, on May 18, 2006, the Compensation Committee of the Company’s Board of Directors approved the performance goals for bonuses payable for the first half of fiscal 2007 to participants in the Fiscal 2007 Adaptec Incentive Plan (the “AIP”), including each of the Company’s executive officers.

For the first half of fiscal 2007, the Compensation Committee approved the following performance goals that must be achieved to fund the AIP pool for such period. First, the Company must meet three of five strategic objectives to fund 25% of the potential AIP pool at the target level. Second, the Company must meet certain revenue and operating-profit-before-taxes targets (the “Financial Goals”) to fund the remaining 75% of the potential AIP pool at the target level. In the event that the Company achieves three of the five strategic goals, but does not achieve the Financial Goals, the portion of the AIP pool related to achieving the strategic goals will still be funded.

The Compensation Committee established the following target bonuses for each of the Company’s executive officers:  Subramanian “Sundi” Sundaresh’s target bonus payment is 85% of his base salary, Christopher O’Meara’s target bonus payment is 60% of his base salary, and Mark Lowe’s target bonus payment is 50% of his base salary.

Once the AIP pool amount is determined for the six-month period, the actual payment to a participant is based on the participant’s performance and can range from 0% to 200% of the target payment amount.

The foregoing description of the AIP is qualified in its entirety by the AIP, a copy of which is filed as Exhibit 99.01 to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, 2006, Carl J. Conti and Lucie J. Fjelstad and Ilene H. Lang, three of the Company’s non-employee directors, each informed the Company that he or she would not stand for re-election to the Company’s Board of Directors upon expiration of his or her term of office at the Company’s next annual meeting of stockholders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2006, the Company’s Board of Directors amended and restated the Company’s bylaws (the “Amended Bylaws”) to enable the Company to conduct meetings of stockholders by means of remote communication as provided for under the Delaware General Corporation Law.

The foregoing description of the Amended Bylaws is qualified in its entirety by the Amended Bylaws, a copy of which is filed as Exhibit 3.01 to this report.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit

3.01	Amended and Restated Bylaws of the Company

99.01	Adaptec Incentive Plan, Fiscal 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2006	ADAPTEC, INC.

	By:	/s/ Christopher O’Meara
Christopher O’Meara
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.01	Amended and Restated Bylaws of the Company

99.01	Adaptec Incentive Plan, Fiscal 2007